FORM OF RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (“Agreement”) is made and entered into as of April 10, 2013 by and between Selway Capital Acquisition Corporation (the “Company”) and _______________ (“Service Provider”) for the purpose of rewarding, retaining and encouraging the Service Provider’s valuable services to the Company and its affiliates and aligning his interests with those of the shareholders of the Company.

WHEREAS, the Company has authorized the issuance of shares of the Company’s common stock to Service Provider, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the promises and the undertakings of the parties hereto contained in this Agreement, it is hereby agreed as follows:

1. The Company has issued to Service Provider _________ shares of common stock of the Company (“Shares”) subject to the terms and conditions as set forth in this Agreement and the Management Share Escrow Agreement dated April 10, 2013 (the “Escrow Agreement”). As used herein, the term “Escrow Term” refers to the period of time that the Shares are held in escrow pursuant to the Escrow Agreement.

2. As consideration for the issuance of the Shares, the Service Provider agrees to remain in the service of the Company, on a full time basis, until June 30, 2015 (the “Vesting Period”) pursuant to the terms and conditions of a certain Employment Agreement between the Service Provider and Healthcare Corporation of America that commenced on September 15, 2012, as amended or to be amended (the “Employment Agreement”).

3. The certificate representing the Shares shall be held in escrow pursuant to the Escrow Agreement upon the following terms and conditions:

(a) Provided that Service Provider complies with the requirements of Paragraph 2 above during the entire Vesting Period, the Shares shall become fully vested and the certificate representing the Shares shall be released to Service Provider at the end of the Vesting Period.

(b) Subject to the remaining terms and conditions of this Paragraph 3, in the event that the Service Provider does not comply with the requirements of Paragraph 2 above, the Service Provider shall not be entitled to receive any of the Shares, the certificate shall be cancelled, the Shares shall be retired by the Company and Service Provider shall have no further rights under this Agreement.

(c) In the event that during the Vesting Period, the Employment Agreement is terminated as a result of death, disability, by the Company without Cause (as defined in the Employment Agreement), or by the Service Provider with Good Reason, the Company shall release from escrow and deliver to the Service Provider all of the Shares. As used in this Agreement, the term “Good Reason” means, without Service Provider’s consent, (i) any reduction in Service Provider’s base salary, (ii) the relocation of Service Provider’s principal place of employment outside of 50 miles from the Company’s current offices, or (iii) a breach by the Company of any material provision of this Agreement.

(d) During the Escrow Term, in the event that the Company issues a cash dividend to its stockholders, the Service Provider shall be entitled to receive such cash dividends as it relates to the Shares held in escrow on the record date for such cash dividends.

(e) During the Escrow Term, the Service Provider shall have the right to vote those Shares that are held in escrow.

(f) If, during the Escrow Term, the Company’s common stock is changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of Shares, the Company’s Board of Directors shall make an appropriate and equitable adjustment in the number of the Shares then held in escrow as well as any appropriate substitution of a different security for such Shares. Any such adjustment or substitution made by the Company shall be final and binding upon the Service Provider.

(g) During the Escrow Term, Employee may not transfer, pledge or hypothecate any of the Shares held in escrow.

4. The following legends shall be placed on the certificate representing the Shares:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES OF COMMON STOCK HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO, AND ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RESTRICTED STOCK AGREEMENT, DATED AS OF APRIL 10, 2013, ENTERED INTO WITH THE REGISTERED HOLDER OF THIS CERTIFICATE.

5. Upon the release of the Shares from escrow, the Service Provider agrees that any subsequent sale or transfer must be in compliance with all applicable federal and state securities laws, as determined in good faith by counsel for the Company. The Company will use its best efforts to register the Shares for resale with the SEC by no later than December 31, 2013.

6. Upon the release of the Shares from escrow (or, in the event of a Code Section 83(b) election, at the time of grant), the Service Provider shall pay to the Company in cash all applicable federal, state and local taxes or other amounts which the Company is required to withhold with respect to the issuance or vesting of the Shares.

7. All notices to the Company shall be given in writing and addressed to the Secretary of the Company and shall be deemed given and effective upon the occurrence of (a) the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the U.S. mail sent by certified mail, return receipt requested, (b) delivery to the recipient’s address by overnight delivery (e.g., FedEx, UPS, or DHL) or other commercial delivery service, or (c) delivery in person or by personal courier.

8. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic execution and delivery of this Agreement is legal, valid and binding for all purposes.

9. This Agreement (a)constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the matters contemplated hereby and (b) is not intended to confer upon any person other than the parties any rights or remedies.

10. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to principles of conflicts of laws that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this Agreement that is not settled between the parties shall be submitted for resolution to any court of competent jurisdiction in the State of New Jersey.

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the day and year first above written.

SELWAY CAPITAL ACQUISITION CORPORATION

By:
Name:
Title:

SERVICE PROVIDER: